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                                  EXHIBIT 23A

                Consent of J.H. Williams & Co., LLP, Certified
                 Public Accountants, of Kingston, Pennsylvania



To the Board of Directors
CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, PA  17815


We consent to the incorporation by reference, of our report, dated January 19, 2001, on the consolidated financial statements of CCFNB Bancorp, Inc. and Subsidiary, and to the reference to our firm under the heading "Experts", in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-3.



                                          /s/ J.H. Williams & Co., LLP

Kingston, Pennsylvania
November 28, 2001


                                      S-4